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                                                                    EXHIBIT 99.1

CONTACT:
Ann Brady, CFO                                      Erica Smith
Art Technology Group                                   Sharon Merrill Associates
617/386-1325                                        617/542-5300
abrady@atg.com                                      esmith@InvestorRelations.com

URL:  http://www.atg.com

            ART TECHNOLOGY GROUP ANNOUNCES A TWO-FOR-ONE STOCK SPLIT

CAMBRIDGE, MASS. - FEBRUARY 29, 2000 - Art Technology Group, Inc. ("ATG") (Nasdaq: ARTG), today announced that its Board of Directors has approved a two-for-one stock split, to be effected in the form of a stock dividend. The record date for this stock split has been set for March 10, 2000. The stock split will increase the number of shares of Common Stock outstanding from approximately 33,086,299 million shares as of February 28, 2000 to approximately 66,172,598 million shares.

The shares resulting from this split are expected to be distributed by the transfer agent on or about March 24, 2000.

ABOUT ART TECHNOLOGY GROUP

Art Technology Group, Inc. is a leading provider of Internet customer relationship management and electronic commerce products and services. ATG offers an integrated suite of Java application server-based products and services, as well as related application development, integration and support services. ATG's Dynamo -Registered Trademark- product suite enables Global 1000 enterprises, as well as new businesses using the Internet as their primary business channel, to understand, manage and build their online customer relationships and to more effectively market, sell and support their products and services over the Internet.

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THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS FOR PURPOSES OF THE SAFE
HARBOR PROVISIONS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES THAT MAY CAUSE ATG'S ACTUAL RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. IMPORTANT RISK FACTORS AFFECTING ATG'S BUSINESS GENERALLY MAY BE FOUND IN ATG'S PROSPECTUS AND IN PERIODIC REPORTS AND REGISTRATION STATEMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. RISK FACTORS RELATED TO THE SUBJECT MATTER OF THIS PRESS RELEASE INCLUDE THE POSSIBILITY THAT THE COMPLETION OF THE COMPANY'S STOCK SPLIT WILL NOT BE REALIZED ON THE AFOREMENTIONED DATE. ATG UNDERTAKES NO OBLIGATION TO UPDATE ANY OF THE FORWARD-LOOKING STATEMENTS AFTER THE DATE OF THIS PRESS RELEASE.